UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2022

SELECTIS HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

8480 E. Orchard Road, Ste. 4900, Greenwood Village, CO 80111

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 7, 2022, Selectis Health, Inc., a Utah corporation (the “Company”) convened its Annual Meeting of Stockholders. As of the record date of the meeting, October 11, 2022, there were 3,067,059 shares of common stock issued and outstanding and eligible to vote at the meeting. At the meeting, an aggregate of 1,520,998 shares were present, either in person or by proxy, which constituted a quorum for the meeting.

Below are the results of the matters voted on by Stockholders at the Annual Meeting as certified by the Final Report of the Inspector of Election.

1)	At the Meeting, the vote to elect one (1) Class I Director to serve for a term of three years and until the election and qualification of his successor in office, was as follows:

	FOR	WITHHELD	BROKER NON-VOTE
Andy Sink	1,270,541	41,080	209,377

2)	At the Meeting, the vote to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2022, was as follows:

FOR	AGAINST	ABSTAIN
1,514,159	6,725	114

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc. (Registrant)

Dated: December 7, 2022	/s/ Lance Baller
Lance Baller, CEO